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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            _______________________

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934
                           _______________________


                       Date of Report (Date of earliest
                        event reported) August 24, 2001


                            Lakeland Bancorp, Inc.
            (Exact name of registrant as specified in its charter)


  New Jersey                   33-27312                 22-2953275
   (State of           (Commission File Number)       (IRS Employer
incorporation)                                     Identification No.)


250 Oak Ridge Road, Oak Ridge, New Jersey          07438
(Address of principal executive offices)        (Zip Code)


                                 973-697-2000
                        (Registrant's telephone number,
                             including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5. Other Events.
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          On August 24, 2001, the Board of Directors of Lakeland Bancorp, Inc.,
a New Jersey corporation (the "Company"), declared a dividend of one right (a "Right") for each outstanding share of common stock, no par value ("Common Stock"), of the Company held of record at the close of business on September 4, 2001 (the "Record Time"), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Shareholder Protection Rights Plan, dated as of August 24, 2001 (the "Rights Plan"), between the Company and First City Transfer Company, as Rights Agent (the "Rights Agent"). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one share of Common Stock, for $25.00 (the "Exercise Price"), subject to adjustment.

          The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, referred to as the "Separation Time") (i) the tenth business day after the date on which any Person (as defined in the Rights Plan) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person, as defined below, and (ii) the date (the "Flip-in Date") on which a public announcement is made by the Company or any Person that a Person has become an Acquiring Person (the date of such public announcement being the "Stock Acquisition Date"); provided that
                                                                 --------
if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a
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tender or exchange offer referred to in clause (i) is canceled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made.

          An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Plan) of 15% or more of the outstanding shares of Common Stock, which term shall not include any Person (i) who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on the date of the Rights Plan or who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of a purchase by the Company of shares of its Common Stock, until such time thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of additional shares of Common Stock (other than shares of Common Stock acquired upon the exercise of stock options granted to such Persons as employees, officers or directors of the Company or any of its Subsidiaries) constituting two percent (2%) or more of the then outstanding shares of Common Stock, (ii) who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if, upon notice by the Company, such Person promptly enters into an irrevocable commitment with the Company to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of the greater of (x) 15% or more of the outstanding shares of Common Stock or (y) the percentage of the outstanding Common Stock Beneficially Owned by such Person on the date of the Rights Plan or (iii) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person (an "Option Holder") by the Company in connection with an agreement to merge with, or acquire, the Company approved by the Board and entered into prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) Beneficially Owned by such Option Holder or its Affiliates or Associates at the time of grant of such option and (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Option Holder after the time of such grant which, in the aggregate, amount to less than one percent (1%) of the outstanding

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shares of Common Stock. In addition, the Company, any wholly-owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company will not constitute an Acquiring Person.

          The Rights Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Rights Plan (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Common Stock at the Separation Time.

          The Rights will not be exercisable until the Business Day (as defined in the Rights Plan) following the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on September 4, 2011, (iii) the date on which the Rights are redeemed as described below and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into prior to a Stock Acquisition Date (in any such case, the "Expiration Time").

          The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

          In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Plan, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Plan), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

          Prior to the Expiration Time, the Company shall not enter into any agreement with respect to, consummate or permit to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into any

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agreement with respect to such consolidation, merger or share exchange, the
Acquiring Person controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate thereof or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are Affiliates or Associates or are otherwise acting in concert, if, at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (each of (i) and (ii) being referred to as a "Flip-over Transaction or Event"), unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Plan, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Plan. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.

          The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) of the then outstanding Rights at a price of $.001 per Right (the "Redemption Price"), as provided in the Rights Plan. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price (in cash or securities, as determined by the Board) for each Right so held.

          The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

          The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed on or prior to the Flip-in Date, before the consummation of such transaction.

          As of June 30, 2001, there were 40,000,000 shares of Common Stock authorized, of which 13,085,875 shares were outstanding and 1,011,241 shares were reserved for issuance pursuant to employee benefit plans and convertible securities. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

          The Rights Plan (which includes, as Exhibit A, the forms of Rights Certificate and

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Election to Exercise) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Plan and such exhibits thereto.


Item 7. Exhibits.
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  4.1     Rights Plan, which includes, as Exhibit A, the forms of Rights
          Certificate and Election to Exercise

  99.1    Press release, dated August 24, 2001, issued by the Company.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               LAKELAND BANCORP, INC.



                               By: /s/ Roger Bosma
                                  ----------------------------------------------
                                  Name: Roger Bosma
                                  Title: President and Chief Executive Officer

Date: August 24, 2001

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                                 EXHIBIT INDEX


Exhibit No.                        Description
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   4.1         Shareholder Protection Rights Plan, dated as of August 24, 2001, between Lakeland Bancorp, Inc. (the "Company") and First City Transfer Company, as Rights Agent, including, as Exhibit A, the forms of Rights Certificate and Election to Exercise .

  99.1         Press release, dated August 24, 2001 issued by the Company.

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